                                                                EXHIBIT 99.16(c)

Colorado Municipal Bond Fund - Class C
        10/21/94 - 7/31/95

                                                     Since         Since
                                                   Inception     Inception
                                                 Average Annual    Total
                                                  Total Return    Return*
                                                 --------------  ---------
Initial Investment                                  $1,000,00    $1,000.00

Divided by Net Asset Value                               9.03         9.03
                                                    ---------    ---------

Equals Shares Purchased                               110.742      110.742

Plus Shares Acquired through
  Dividend Reinvestment                                 4.191        4.191
                                                    ---------    ---------

Equals Shares Held at 7/31/95                         114.933      114.933

Multiplied by Net Asset Value at 7/31/95                 9.42         9.42

Equals Ending Value before deduction for
  contingent deferred sales charge                   1,082.67     1,082.67

Less deferred sales charge                             (10.00)        0.00
                                                    ---------    ---------
Equals Ending Redeemable Value at
  $1,000 Investment (ERV) at 7/31/95                 1,072.67     1,082.67
                                                    ---------    ---------

Divided by $1,000 (P)                                  1.0727       1.0827

Subtract 1                                             0.0727       0.0827

Expressed as a percentage equals the
  Aggregate Total Return for the Period (T)             7.27%
                                                    =========

Expressed as a percentage equals the
  Aggregate Total Return for the Period                              8.27%
                                                                 =========

ERV divided by P                                       1.0727

Raise to the power of                                  1.2898

Equals                                                 1.0947

Subtract 1                                             0.0947

Expressed as a percentage equals the
  Average Annualized Total Return                       9.47%
                                                    =========

* Does not include sales charge for the period.

     30 DAYS STANDARDIZED YIELD
    FOR THE PERIOD ENDING 7-31-95

COLORADO MUNICIPAL BOND FUND - CLASS C






Long term income generally based on yield to
  maturity times market value of each security               $708

Plus short term income accrued for the past
   thirty days                                                 18
                                                     ------------

Equals Total Income                                           726

Less expenses for the past thirty days                       -119
                                                     ------------

Equals net monthly income for yield calculation               607
                                                     ------------

Average shares outstanding for 30 days                     15,930

Times the Net Asset Value                                    9.41
                                                     ------------

Equals total dollars                                     $149,898
                                                     ============

Net monthly income divided by total dollars equals    0.004049479

Add 1                                                 1.004049479

Raise to the power of 6                               1.024544181

Subtract 1                                            0.024544181

Times 2                                               0.049088363

Expressed as a percentage equals the
  standardized yield for the 30 day period                  4.91%
                                                          =======

Tax Rate                                                   28.00%

X = 1 minus Tax Rate                                       72.00%

Standardized Yield divided by X equals
  Tax Equivalent Yield for 30 day period                    6.82%
                                                          =======